UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 24, 2017 (October 23, 2017)

Origo Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-36757	20-3061907
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification Number)

708 Third Avenue

New York, New York 10017

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 634-4512

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01 Other Information.

On October 23, 2017, Origo Acquisition Corporation (the “Company”) received formal notification from The NASDAQ Stock Market LLC (“Nasdaq”) that the Nasdaq Hearings Panel (the “Panel”) had determined to grant the Company’s request for the continued listing of its securities on The Nasdaq Capital Market, pursuant to an extension through February 19, 2018 to complete its proposed merger with Hightimes Holding Corp. and, in connection therewith, to evidence compliance with all applicable requirements for the continued listing of the combined company’s securities on Nasdaq, post-merger (including, notably, Nasdaq Listing Rule 5550(a)(3), which requires  the Company to have at least 300 public holders for continued listing on the Nasdaq Capital Market the “Minimum Public Holders Rule”)). In its notification, the Panel indicated that February 19, 2018 constitutes the full extent of the Panel’s discretion in this matter. The Company is taking definitive steps to timely evidence compliance with the terms of the Panel’s decision (including the Minimum Public Holders Rule); however, there can be no assurances given that it will be able to do so.

As previously disclosed, on August 23, 2017, the Company received written notice from the Nasdaq Listing Qualifications Staff (the “Staff”) indicating that, due to the Company’s continued non-compliance with the Minimum Public Holders Rule, the Staff had determined to delist the Company’s securities from Nasdaq unless the Company timely requested a hearing before the Panel. The Company did timely request a hearing before the Panel, which took place on October 12, 2017, and the Panel’s decision will allow the Company’s securities to remain listed on Nasdaq through February 19, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2017	ORIGO ACQUISITION CORPORATION

/s/ Edward J. Fred
	Name:	Edward J. Fred
	Title:	Chief Executive Officer